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EXHIBIT 8

        September 8, 2003

Dividend Capital Trust
518 17th Street, 17th Floor
Denver, Colorado 80202

  Re:
  Certain Federal Income Tax Matters

Ladies and Gentlemen:

        We have acted as special counsel to Dividend Capital Trust, a Maryland corporation ("Dividend Capital") in connection with the offering (the "Offering") by Dividend Capital of shares of its common stock (the "Common Stock") pursuant to the registration statement (No. 333-86234) filed on Form S-11 with the Securities and Exchange Commission (the "SEC") on July 5, 2002 (the "Registration Statement"), the prospectus (No. 333-86234) filed with the SEC on December 17, 2002 (the "Prospectus"), and the amendment to the Registration Statement filed with the SEC on September 8, 2003 (the "Amendment"). As part of our representation you have requested our opinion regarding certain Federal income tax matters in connection with the Offering. In that regard, we have assisted in the preparation of the Amendment and certain other documents. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Amendment and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In rendering our opinion, you have provided us with, and we are relying upon, certificates containing certain factual representations and covenants of officers of Dividend Capital (the "Officers' Certificates") relating to, among other things, the actual and proposed operations of Dividend Capital and the entities in which it holds a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers' Certificates, the Registration Statement, the Prospectus, the Amendment or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Officers' Certificates, the Registration Statement, the Prospectus, the Amendment and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers' Certificates may affect our conclusions set forth herein.

        In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

        Our opinion is also based on the correctness of the following assumptions: (i) Dividend Capital will file an election to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") with its U.S. federal income tax return for its 2003 taxable year, (ii) Dividend Capital and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed, and (iv) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

        In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

        We express no opinion as to the laws of any jurisdiction other than the Federal income tax laws of the United States of America to the extent specifically referred to herein.

        Based on the foregoing, we are of the opinion that:

        1.     Commencing with Dividend Capital's taxable year that began on January 1, 2003, Dividend Capital was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Amendment, Dividend Capital's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Dividend Capital's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

        2.     Although the discussion set forth in the Amendment under the caption "Federal Income Tax Considerations" does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock of Dividend Capital, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock of Dividend Capital, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the ownership and disposition of the Common Stock of Dividend Capital by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder.

        We express no opinion on any issue relating to Dividend Capital or any investment therein, other than as expressly stated above.

        This opinion is furnished to you in connection with the transaction described herein. It may not relied upon by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Amendment and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Opinions" in the Amendment. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher, & Flom LLP

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  EXHIBIT 8